UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2009

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 15, 2009 in the United States (and April 16, 2009 in Korea), eBay Inc., a Delaware corporation (“eBay”), eBay KTA (UK) Ltd., a company organized under the laws of the United Kingdom and an indirect wholly-owned subsidiary of eBay (the “Offeror”), and Gmarket Inc., a company organized under the laws of the Republic of Korea (“Gmarket”), entered into a Share Allocation and Tender Offer Agreement (the “Agreement”) which contemplates the acquisition by the Offeror of common shares, par value KRW 100 per share (the “Common Shares”), and American Depositary Shares, each representing one Common Share and evidenced by an American Depositary Receipt issued by Citibank, N.A. (the “ADSs”), of Gmarket. The Agreement provides that the Offeror would commence a cash tender offer (the “Offer”) to purchase all outstanding Common Shares and all outstanding ADSs at a purchase price of $24.00 per Common Share and per ADS (such price, or any other price per Common Share and per ADS that is paid in the Offer, the “Offer Price”), without interest thereon, less any required withholding taxes. In addition, pursuant to the Agreement, the Offeror has agreed to purchase 23,131,071 newly-issued Common Shares (the “New Shares”) from Gmarket for a price per New Share equal to the Offer Price, or an aggregate amount of $555,145,704, in cash.

Concurrently with the execution of the Agreement, eBay, the Offeror and Gmarket entered into a separate Share Purchase Agreement (the “IAC Share Purchase Agreement”) providing for the purchase by Gmarket of all of the shares of Internet Auction Co., Ltd., a company organized under the laws of the Republic of Korea and a subsidiary of the Offeror (“IAC”), currently held by the Offeror for an aggregate amount equal to $555,145,704 in cash.

It is contemplated that the purchase of the New Shares will close a few business days following the time that the Offeror first accepts Common Shares (including Common Shares underlying ADSs) for payment pursuant to the Offer and that the purchase of shares of IAC from the Offeror under the IAC Share Purchase Agreement will occur a few business days thereafter.

The Agreement provides that the Offeror will commence the Offer as promptly as reasonably practicable after the date of the Agreement. The obligation of the Offeror to accept for payment Common Shares and ADSs validly tendered (and not withdrawn) pursuant to the Offer is subject to a number of conditions set forth in the Agreement, including, among other things, that (i) more than 50% of the Common Shares and ADSs outstanding (determined on a fully-diluted basis based on a formula set forth in the Agreement) have been validly tendered (and not withdrawn), (ii) final clearance under Korean antitrust laws has been obtained, and (iii) other conditions set forth in Annex I to the Agreement have been satisfied.

As an inducement to eBay to enter into the Agreement, certain shareholders of Gmarket, holding outstanding Common Shares and ADSs of Gmarket sufficient to satisfy the minimum tender condition have entered into an Agreement to Tender and Voting Agreement pursuant to which such shareholders have agreed to tender all Common Shares and ADSs now owned or hereafter acquired by them in the Offer and to vote any such Common Shares and ADSs in favor of the transactions contemplated by the Agreement.

Common Shares and ADSs that are not tendered in the Offer will remain outstanding after the completion of the Offer and will be delisted from The NASDAQ Stock Market. It is expected that there will not be an active trading market for outstanding Gmarket shares following completion of the Offer.

The foregoing descriptions of the Agreement and the IAC Share Purchase Agreement (collectively, the “Transaction Agreements”) in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such agreements referenced as Exhibits 2.1 and 2.2, respectively, which are incorporated by reference herein. The Agreement and the IAC Share Purchase Agreement contain representations and warranties that eBay, the Offeror and Gmarket made solely to each other as of specific dates. Those representations and warranties were made solely for purposes of the Agreement and the IAC Share Purchase Agreement and may be subject to important qualifications and limitations agreed to by eBay, the Offeror and Gmarket. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Agreement or the IAC Share Purchase Agreement and have been used for the purpose of allocating risk among eBay, the Offeror and Gmarket rather than establishing matters as facts.

Item 8.01. Other Events.

On April 15, 2009 in the United States (and April 16, 2009 in Korea), eBay and Gmarket issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Transaction Agreements.

Additional Information and Where to Find It

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares or American Depositary Shares of Gmarket. At the time the offer is commenced, eBay and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (the “SEC”) and Gmarket will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the

Solicitation/Recommendation Statement, will be made available to all holders of shares or American Depositary Shares of Gmarket at no expense to them at the SEC’s web site at www.sec.gov. Free copies of these documents will be made available upon request by mail to eBay Inc., 2145 Hamilton Avenue, San Jose, CA 95125, Attention: Investor Relations or to Gmarket Inc., 9th Floor, LIG Tower, 649-11 Yeoksam-Dong, Gangnam-Gu, Seoul 135-912, Korea, Attention: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Gmarket and eBay file annual and special reports and other information with the SEC. You may read and copy any reports or other information filed by eBay or Gmarket at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. eBay’s and Gmarket’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://wwvw.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Share Allocation and Tender Offer Agreement dated as of April 16, 2009, by and among eBay Inc., eBay KTA (UK) Ltd. and Gmarket Inc.

2.2	Share Purchase Agreement dated as of April 16, 2009, by and among eBay Inc., eBay KTA (UK) Ltd. and Gmarket Inc.

99.1	Joint Press Release, issued by eBay Inc. and Gmarket Inc. on April 15, 2009 in the United States (and April 16, 2009 in Korea).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

April 16, 2009	By:	/s/ Brian H. Levey
	Name:	Brian H. Levey
	Title:	Vice President, Deputy General Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Allocation and Tender Offer Agreement dated as of April 16, 2009, by and among eBay Inc., eBay KTA (UK) Ltd. and Gmarket Inc.

2.2	Share Purchase Agreement dated as of April 16, 2009, by and among eBay Inc., eBay KTA (UK) Ltd. and Gmarket Inc.

99.1	Joint Press Release, issued by eBay Inc. and Gmarket Inc. on April 15, 2009 in the United States (and April 16, 2009 in Korea).